UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 17, 2013

BORNEO RESOURCE INVESTMENTS LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-54707	20-3724019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19125 North Creek Parkway, Suite 120
Bothell, Washington 98011
(Address of principal executive offices)

Registrant’s telephone number, including area code: (425) 329-2622

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 17, 2013, Borneo Resource Investments Ltd. (the “Company”) entered into a Debt Restructuring Agreement with the seller that sold the Company the Talawaan property.  In June 2013, the Company had acquired Talawaan for a purchase price of $5,000,000 and owed an aggregate balance of $4,650,000 as of December 17, 2013.  Per the Debt Restructuring Agreement executed on December 17, 2013, the Company and the seller agreed to reduce the balance to be paid by $2,500,000 from $4,650,000 to $2,150,000, in exchange for 100,000 shares of Borneo stock and a non-interest bearing promissory note.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Debt Restructuring Agreement (with Promissory Note), dated December 17, 2013

99.1	Press Release issued by the Company on December 19, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borneo Resource Investments Ltd.

Date: December 23, 2013	By:	/s/ Nils A. Ollquist
Nils A. Ollquist
President and Chief Executive Officer

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